UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

Nebraska	000-10685	20-0362426
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8101 “O” Street, Suite S111, Lincoln,		68510
Nebraska		(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code : (402) 489-8266

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 8.01 Other Events

     On November 25, 2013, the Company issued a press release announcing that an agreement had been reached to acquire all of the outstanding shares of Great Plains Financial Corporation, a South-Dakota based holding company and parent of Great Plains Life Assurance Company with assets of approximately $8.5 million and Security Capital Corporation, an Arkansas-based company with assets of approximately $0.7 million. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read this press release in its entirety.

     The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

The Exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated November 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 26, 2013

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer